Exhibit 10.23
GLOBECOMM SYSTEMS INC.
AMENDED AND RESTATED
2006 STOCK INCENTIVE PLAN
ARTICLE ONE
GENERAL PROVISIONS
I. Purpose of the Plan
          This Amended and Restated 2006 Stock Incentive Plan (the ‘‘Plan’’), effective as of August 9, 2011, is intended to promote the interests of Globecomm Systems Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.
          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
II            Structure of the Plan
          A. The Plan shall be divided into four separate equity programs:
     (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,
     (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, which shares generally will not be transferable and will be subject to forfeiture until they vest,
     (iii) the Restricted Stock Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be issued restricted stock units, which entitle the Participant to receive shares of Common Stock when the restricted stock units vest, and
     (iv) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.
B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.
III Administration of the Plan
          A. The Primary Committee shall administer the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs with respect to Section 16 Insiders.
          B. Administration of the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).
          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary Committee or any Secondary Committee and reassume all powers and authority previously delegated to such committee or delegate such power and authority to another committee of the Board.

          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.
          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.
          F. Administration of the Automatic Option Grant shall be self-executing in accordance with the terms of that program. While generally no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under such program, to the extent any determinations or interpretations are necessary, they shall be made by the Board, whose decisions shall be final and binding on all parties.
IV Eligibility
          A. The persons eligible to participate in the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs are as follows:
     (i) Employees,
     (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
     (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares and (iii) with respect to issuances under the Restricted Stock Unit Program, which eligible persons are to receive restricted stock units, the time or times when such issuances are to be made, the number of restricted stock units to be issued to each Participant and the vesting schedule applicable to the restricted stock units.
          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program, to effect stock issuances in accordance with the Stock Issuance Program or to grant restricted stock units under the Restricted Stock Unit Program.
          D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to non-employee Board members, whether those individuals are appointed by the Board or elected by the Corporation’s stockholders. A non-employee Board member who has previously been in the employ of the

Corporation (or any Parent or Subsidiary) or who serves as a member of the Board pursuant to contractual rights granted to certain groups of stockholders in connection with their purchase of stock in the Corporation shall not be eligible to receive an option grant under the Automatic Option Grant Program.
V Stock Subject to the Plan
          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 2,350,000 shares.
          B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 150,000 shares of Common Stock in the aggregate per calendar year.
          C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.
          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities to be received upon vesting of restricted stock units and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM
I Option Terms
          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
          A. Exercise Price.
     1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than the Fair Market Value per share of Common Stock on the option grant date.

     2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:
     (i) cash or check made payable to the Corporation,
     (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
     (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
          C. Effect of Termination of Service.
     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
     (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.
     (iii) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.
     (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.
     2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

     (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or
     (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
          F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, a Non-Statutory Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
II Incentive Options
          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
          A. Eligibility. Incentive Options may only be granted to Employees.
          B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
          C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. The provisions of this Section C shall apply to options previously issued under the Corporation’s Incentive Stock Option Plan, and shall be in substitution for the limitation set forth in Section 2.05 of such Plan.

          D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
III Stock Appreciation Rights
          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.
          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:
     (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.
     (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
     (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.
     C. The following terms shall govern the grant and exercise of limited stock appreciation rights:
     (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.
     (ii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.
     (ii) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.
ARTICLE THREE
STOCK ISSUANCE PROGRAM
I Stock Issuance Terms
          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A. Purchase Price.
          The Plan Administrator may require the Participant to pay a Purchase Price with respect to stock issued under the Stock Insurance Program.
          B. Vesting Provisions.
     1. The Plan Administrator shall determine when the Shares of Common Stock issued under the Stock Issuance Program shall vest, or whether they shall be fully and immediately vested upon issuance. Vesting may be based on continued employment or upon attainment of specified performance objectives or both.
     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
     3. Unvested shares issued under the Stock Issuance Program may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the Stock Issuance Agreement.
     4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.
     5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.
     6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
II Share Escrow/Legends
          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR
RESTRICTED STOCK UNIT PROGRAM
          Restricted stock units shall be evidenced by one or more documents in a form approved by the Plan Administrator, in accordance with the Plan. A restricted stock unit shall entitle the Participant to receive a share of Common Stock on the date the restricted stock unit vests.
          A. Vesting Provisions.
     1. The Plan Administrator shall determine when the restricted stock units shall vest. Vesting may be based on continued employment or upon attainment of specified performance objectives or both.
     2. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the document evidencing the grant.
     3. Should the Participant cease to remain in Service while holding one or more restricted stock units, then those restricted stock units shall be forfeited, unless the Plan Administrator provides otherwise.
ARTICLE FIVE
AUTOMATIC OPTION GRANT PROGRAM
I Option Terms
A. Option Grants. Each non-employee Board member shall automatically be granted, (i) a Non-Statutory Option to purchase 15,000 shares of Common Stock on the date of initial election or appointment to the Board, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary and (ii) a Non-Statutory Option to purchase an additional 5,000 shares of Common Stock on the date of each succeeding annual meeting of stockholders at which such director stands for re-election.
          B. Exercise Price.
     1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
     2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.
          D. Exercise and Vesting of Options. Each option shall be exercisable for those option shares which have vested. During the period of service as a member of the Board, (i) each 15,000-share grant shall vest to the extent of one third of the number of shares granted thereby (5,000 shares), on the date of grant, and cumulatively to the extent of an additional one-third, on each of the next two succeeding anniversaries of the date of grant, so that on the second anniversary of the date of grant (provided service as a Board member has continued throughout the period), the options granted to any eligible Director shall be fully vested and (ii) each annual 5,000-share grant shall fully vest on the date of grant.
          E. Non-transferability. Shares of Common Stock acquired pursuant to the exercise of any annual 5,000-share option grants under the Automatic Option Grant Program may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the first anniversary of the date of grant of the applicable option.

          F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:
     (i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.
     (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.
     (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.
     (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.
II Remaining Terms
     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.
ARTICLE SIX
MISCELLANEOUS
I Financing
          To the extent permitted by law, the Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.
II Tax Withholding
          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the vesting of restricted stock units or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the

Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:
          Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.
          Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.
III Effective Date and Term of the Plan
          A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program and restricted stock units may be granted under the Restricted Stock Unit Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.
          B. The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants, stock appreciation rights and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.
IV Amendment of the Plan
          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to (i) applicable laws or regulations in order to preserve the deductibility or other tax treatment of options and shares granted hereunder, (ii) the exemption of recipients of such shares or options from Section 16(b) of the 1934 Act or (iii) the listing requirements of any securities exchange on which the Common Stock is then listed for trading.
          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V Use of Proceeds
          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
VI Regulatory Approvals
          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.
          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.
VII No Employment/Service Rights
          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
VIII Certain Transactions
          A. Subject to any required action by the stockholders of the Corporation, in the event that the Corporation shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Incentive Option, Non-Statutory Option, stock appreciation right and restricted stock unit outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Incentive Option, Non-Statutory Option, stock appreciation right or restricted stock unit would have received in such merger or consolidation.
          B. In the event of (i) a dissolution or liquidation of the Corporation, (ii) a sale of all or substantially all of the Corporation’s assets, (iii) a merger or consolidation involving the Corporation in which the Corporation is not the surviving corporation or (iv) a merger or consolidation involving the Corporation in which the Corporation is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Plan Administrator shall, in its sole discretion, have the power to:
     (i) cancel, effective immediately prior to the occurrence of such event, each Incentive Option, Non-Statutory Option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee (A) to whom such Incentive Option, Non-Statutory Option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such Incentive Option, Non-Statutory Option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Plan Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such Incentive Option, Non-Statutory Option or stock appreciation right and (B) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Plan Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event;
     (ii) (a) provide a period of not less than 30 days prior to the occurrence of such event in which holders of Incentive Options, Non-Statutory Options and stock appreciation rights can exercise such awards (whether or not then otherwise exercisable), which exercise may be conditioned on the occurrence of such event, and cancel such Incentive Options, Non-Statutory Options and stock appreciation rights, effective as of the occurrence of such event, and (b) cancel, effective immediately prior to the occurrence of such event, each restricted stock unit outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the grantee to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Plan Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or
     (iii) provide for the exchange of each Incentive Option, Non-Statutory Option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable) for an option on, stock appreciation right and restricted stock unit with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Option, Non-Statutory Option, stock appreciation right or restricted stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Plan Administrator in its sole discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or restricted stock unit or, if the Plan Administrator so determines in its sole discretion, provide for a cash payment to the grantee to whom such Incentive Option, Non-Statutory Option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the Incentive Option, Non-Statutory Option, stock appreciation right or restricted stock unit.
          C. In the event of any change in the capitalization of the Corporation or a corporate change other than those specifically referred to in this Section VIII, the Plan Administrator may, in its sole discretion, make such adjustments in the number and class of shares or other property subject to Incentive Options, Non-Statutory Options, stock appreciation rights and restricted stock units outstanding on the date on which such change occurs and in the per-share exercise price of each such Incentive Option, Non-Statutory Option and stock appreciation right as the Plan Administrator may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Plan Administrator, in its sole discretion, determines it is appropriate, the Plan Administrator may elect to cancel each or any Incentive Option, Non-Statutory Option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such award was granted an amount in cash, (A) for each share of Common Stock subject to such Incentive Option, Non-Statutory Option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such Incentive Option, Non-Statutory Option or stock appreciation right (B) for each share of Common Stock subject to such restricted stock unit equal to the Fair Market Value of Common Stock on the date of such cancellation.
          D. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Corporation or any other corporation. Except as expressly provided in the Plan, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any Incentive Option, Non-Statutory Option or stock appreciation right.

APPENDIX
          The following definitions shall be in effect under the Plan:
          A. ‘‘Automatic Option Grant Program’’ shall mean the automatic option grant program in effect under the Plan.
          B. ‘‘Board’’ shall mean the Corporation’s Board of Directors.
          C. ‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended.
          D. ‘‘Common Stock’’ shall mean the Corporation’s common stock.
          E. ‘‘Corporate Transaction’’ shall mean either a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
          F. ‘‘Corporation’’ shall mean Globecomm Systems Inc., a Delaware corporation, and its successors.
          G. ‘‘Discretionary Option Grant Program’’ shall mean the discretionary option grant program in effect under the Plan.
          H. ‘‘Eligible Director’’ shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.
          I. ‘‘Employee’’ shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          J. ‘‘Exercise Date’’ shall mean the date on which the Corporation shall have received written notice of the option exercise.
          K. ‘‘Fair Market Value’’ per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the Nasdaq Global Market or the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          L. ‘‘Incentive Option’’ shall mean an option which satisfies the requirements of Code Section 422.
          M. ‘‘Misconduct’’ shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
          N. ‘‘1934 Act’’ shall mean the Securities Exchange Act of 1934, as amended.
          O. ‘‘Non-Statutory Option’’ shall mean an option not intended to satisfy the requirements of Code Section 422.

          P. ‘‘Optionee’’ shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.
          Q. ‘‘Parent’’ shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          R. ‘‘Participant’’ shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.
          S. ‘‘Permanent Disability or Permanently Disabled’’ shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
          T. ‘‘Plan’’ shall mean the Corporation’s 2006 Stock Incentive Plan, as set forth in this document.
          U. ‘‘Plan Administrator’’ shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.
          V. ‘‘Plan Effective Date’’ shall mean September 26, 2006, the date on which the Plan was adopted by the Board.
          W. ‘‘Primary Committee’’ shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs with respect to Section 16 Insiders.
          X. ‘‘Restricted Stock Unit Program’’ shall mean the restricted stock unit program in effect under the Plan.
          Y. ‘‘Secondary Committee’’ shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.
          Z. ‘‘Section 16 Insider’’ shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
          AA. ‘‘Service’’ shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.
          BB. ‘‘Stock Exchange’’ shall mean either the Nasdaq Global Market, American Stock Exchange or the New York Stock Exchange.
          CC. ‘‘Stock Issuance Agreement’’ shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          DD. ‘‘Stock Issuance Program’’ shall mean the stock issuance program in effect under the Plan.
          EE. ‘‘Subsidiary’’ shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          FF. ‘‘Taxes’’ shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.
          GG. ‘‘10% Stockholder’’ shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).